UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

KYTHERA BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35663	03-0552903

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27200 West Agoura Road,

Calabasas, California 91301

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (818) 587-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

KYTHERA Biopharmaceuticals, Inc. (“KYTHERA”), today released the results of its cardiac safety study of ATX-101, its investigational drug under development for the reduction of submental fat.

The cardiac safety study was designed and conducted to adhere to the U.S. Food and Drug Administration’s (FDA) published guidance on clinical evaluation of QT/QTc interval (ICH E14, October 2005). The study (referred to herein as the “QT/QTc Study”) met the pre-specified FDA agreed primary endpoint, demonstrating that ATX-101, at and above therapeutic levels, did not prolong the rate corrected QT/QTc interval in healthy individuals. Further, the QT/QTc Study found no relationship between QTc interval and plasma ATX-101 concentrations. The QT interval represents the amount of time the heart’s electrical system takes to beat and relax, or recharge, after each beat. As prolongation of the QT interval may increase the risk for cardiac arrhythmias, the FDA generally requires a “thorough QT study” for new drugs in development (other than antiarrhythmic drugs). A “thorough QT study” is a specialized clinical trial conducted in normal volunteers designed to assess whether an investigational drug has the potential to prolong the QT interval.

KYTHERA conducted the study to satisfy the “thorough QT study” requirement by the FDA in support of its potential New Drug Application (NDA) for ATX-101 and intends to submit results of the QT/QTc Study to the FDA with its NDA.

QT/QTc Study Details

The study, which included 218 subjects, was a single-center, randomized, double-blind, placebo-controlled, 4-arm, parallel-group study of 2 subcutaneous doses of ATX-101, a therapeutic dose of 100 mg and supratherapeutic dose of 200 mg, in healthy male and female volunteer subjects. Subjects in the third treatment arm received a single oral dose of 400 mg moxifloxacin to serve as a positive control to establish the sensitivity of the study to detect QT prolongation (a standard positive control for QT/QTc studies), while the fourth arm received placebo to serve as negative control.

The primary end point was to determine that ATX-101 had no clinically meaningful effect on QTc, with no clinically meaningful effect being defined as the upper bound of the one-sided 95% confidence interval for placebo-adjusted, baseline-subtracted QTcF being less than 10 milliseconds at all time points. The primary end point was met irrespective of heart-rate correction methodology used, while moxifloxacin, the study’s positive control, demonstrated QTc prolongation similar to previous clinical experience. A pharmacokinetic/pharmacodynamic analysis demonstrated that there was no relationship between plasma concentrations of ATX-101 and the heart-rate-corrected QT/QTc interval (slope near zero).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2013	KYTHERA BIOPHARMACEUTICALS, INC.

By:
/s/ Keith R. Leonard, Jr.

Keith R. Leonard, Jr.
President and Chief Executive Officer